Calculation of Filing Fee Tables
S-8
FIRST BANCSHARES INC /MS/
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $1.00 par value per share	457(a)	500,000	$ 31.81	$ 15,905,000.00	0.0001476	$ 2,347.58
Total Offering Amounts:						$ 15,905,000.00		$ 2,347.58
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,347.58
Offering Note
[1]	Amount to be registered consists of 500,000 shares of common stock of The First Bancshares, Inc. ("Common Stock") that may be offered or sold under The First Bancshares, Inc. 2007 Stock Incentive Plan, as amended (the "Plan"). Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act, based on the average of the high and low prices of the Common Stock as reported on The New York Stock Exchange on August 8, 2024. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued as a result of stock splits, stock dividends or similar transactions.